American Skiing Company Announces Fiscal 2004 First Quarter Results

             Company Reports Significant Growth in Season Pass Sales
                     and Excellent Early Season Conditions

PARK CITY, UTAH - December 10, 2003 -- American Skiing Company (OTC: AESK) today announced its financial results for the first quarter of fiscal 2004. The Company reported a significant increase in season pass sales as well as excellent early season skiing and riding conditions at all of its resorts.

"We continue to benefit from restructuring initiatives in every area of our resort business and we are excited about our prospects for the 2003/2004-ski season," said CEO B.J. Fair. "The realignment of our marketing and sales organization has driven a solid increase in season pass sales that foreshadows higher visitation. We have enjoyed abundant early season snowfall in the West and conditions in the East have steadily improved, with excellent snowmaking temperatures and significant natural snowfall this past weekend. We remain cautiously optimistic given a number of positive indicators as we approach the heart of the season"

Season Pass Sales and Reservation Activity

The Company reported that through November 30, 2003, year-to-date season pass sales were 27.4% higher than at the same time in fiscal 2003. The increase has been driven primarily by the successful introduction of a combined Attitash Bear Peak/Sunday River season pass. As a result, year-to-date season pass sales for both resorts increased more than 100% through November 30, 2003. Season pass sales for all five eastern resorts were 38.6% higher than at the same time last year, with every resort posting double-digit increases. Season pass sales at western resorts were 5.2% higher year-to-date, through November 30, 2003. The Company further reported that it continues to witness a general trend toward last minute booking patterns in line with the experience of other companies in the leisure industry.

Early Season Results

The Company has enjoyed excellent early season skiing and riding conditions at its western resorts. The Canyons Resort, in Park City, Utah, opened a week earlier than planned, following a series of storms that left more than six and a half feet of natural snowfall. Conditions in Utah continued to improve and by Thanksgiving Day, The Canyons had received more than eight feet of natural snow. As a result, the resort recorded a significant increase is skier visits during Thanksgiving weekend relative to the comparable period in fiscal 2003. Early season conditions at Steamboat were also superb, with more than six feet of natural snow waiting for skiers and riders when the resort opened on November 26th. Steamboat posted a modest decline in year-over-year skier visits during Thanksgiving weekend compared to exceptional early season results in fiscal 2003.

In the East, early season conditions were less favorable than in fiscal 2003 when the Company enjoyed excellent weather and strong Thanksgiving weekend visitation. All of The Company's eastern resorts were open by November 28th, but with significantly less available terrain than during the prior year. As a result, eastern skier visits during Thanksgiving weekend declined over the comparable period in fiscal 2003. Since Thanksgiving, the Company has enjoyed optimal snowmaking temperatures as well as significant natural snowfall setting the stage for excellent conditions during the peak holiday season.

Adoption of New Accounting Standard

Effective July 28, 2003, the Company adopted Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (SFAS No. 150). SFAS No. 150 establishes standards for how financial instruments with characteristics of both liabilities and equity should be measured and classified and requires that an issuer classify a financial instrument that is within its scope as a liability. All public entities are required to adopt SFAS No. 150. As a result of adopting SFAS No. 150, approximately $298.7 million of mezzanine-level securities were reclassified to liabilities in the Company's consolidated balance sheet in the first quarter of fiscal 2004. This represents the carrying value of all of the classes of mandatorily redeemable preferred stock. In addition, approximately $43.1 million of accretion of discount and dividends on the preferred stock in fiscal 2004 will be included in interest expense, whereas previously it was reported as accretion of discount and dividends on mandatorily redeemable preferred stock. For the 13 weeks ended October 26, 2003, approximately $10.2 million of accretion of discount and dividends on the preferred stock was included in interest expense. For the 13 weeks ended October 27, 2002, approximately $8.9 million of accretion of discount and dividends on the preferred stock was included in accretion of discount and dividends on mandatorily redeemable preferred stock.

Fiscal 2004 First Quarter Results

On a GAAP basis, net loss available to common shareholders for the first quarter of fiscal 2004 was $41.3 million, or $1.30 per basic and diluted share, compared with a net loss of $39.1 million, or $1.23 per basic and diluted share for the first quarter of fiscal 2003. The net loss in the first quarter of fiscal 2004 included a $0.1 million restructuring charge. The Company did not incur restructuring charges during the first quarter of fiscal 2003.

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

Total consolidated revenue was $18.5 million for the first quarter of fiscal 2004, compared with $20.6 million for the first quarter of fiscal 2003. Resort revenue was $16.1 million for the quarter, compared with $16.9 million for the first quarter of fiscal 2003. The slight decline in resort revenues reflects the continued effect of a soft economy on conference business and poor weather in the East that impacted golf and summer business. Real estate revenue from ongoing fractional ownership sales was $2.3 million, versus $3.7 million for the comparable period in fiscal 2003. The decrease in real estate revenue resulted from the impacts of continuing disruptions related to the Company's efforts to restructure its real estate senior credit facilities and weak economic conditions.

The Company's consolidated loss from continuing operations was $41.3 million for the first quarter of fiscal 2004, compared with a consolidated loss from continuing operations of $30.2 million for the comparable period in fiscal 2003. Excluding the restructuring charge and the accretion of preferred stock dividends, the consolidated loss from continuing operations was $30.9 million for the first quarter of fiscal 2004. The loss from continuing resort operations was $35.9 million for the first fiscal quarter of 2004 versus a loss of $24.9 million for the first quarter of fiscal 2003. Excluding the restructuring charges and the accretion of preferred stock dividends, the loss from continuing resort operations was $25.5 million for the first quarter of fiscal 2004 compared to a loss of $24.9 million for the comparable quarter of fiscal 2003. The wider resort loss was driven almost entirely by lower revenues. Resort operating expenses were essentially flat year-over-year as a result of aggressive cost control efforts which helped mitigate increases in insurance and other costs that could not be as easily controlled. The loss from continuing real estate operations was $5.4 million for the first fiscal quarter of 2004, compared with a loss of $5.3 million for the first quarter of fiscal 2003. The Company has provided reconciliations from GAAP financial measures to non-GAAP financial measures in the tables following this discussion.

Use of Non-GAAP Financial Information

The Company uses both GAAP and non-GAAP metrics to measure its financial results. Management believes that non-GAAP financial measures which exclude other items provide useful information to investors regarding the Company's ongoing financial condition and results of operations. In addition, management believes these non-GAAP metrics are useful to investors because they remove certain items that occur in the affected periods (such as the Company's restructuring charge and the reclassification into liabilities of all its mandatorily redeemable preferred stock following its adoption of SFAS No. 150 in the first quarter of fiscal 2004) and provide a basis for measuring the Company's financial condition against other periods. Since the Company has historically reported non-GAAP results to the investment community, management also believes the inclusion of non-GAAP measures provides consistency in its financial reporting. However, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition to the information contained in this press release, investors should also review information contained in the Company's Form 10-Q and Form 10-K, dated December 10, 2003 and October 27, 2003, respectively, as well as other filings with the Securities and Exchange Commission when assessing the Company's financial condition and results of operations. The Company has provided reconciliations from GAAP financial measures to non-GAAP financial measures in the tables following this discussion.

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

About American Skiing Company

Headquartered in Park City, Utah, American Skiing Company is one of the largest operators of alpine ski, snowboard and golf resorts in the United States. Its resorts include Killington and Mount Snow in Vermont; Sunday River and Sugarloaf/USA in Maine; Attitash Bear Peak in New Hampshire; Steamboat in Colorado; and The Canyons in Utah. More information is available on the Company's Web site, www.peaks.com.

This press release contains both historical and forward-looking statements. All statements other than statements of historical facts are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are not based on historical facts, but rather reflect American Skiing Company's current expectations concerning future results and events. Similarly, statements that describe the Company's objectives, plans or goals are or may be forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties. American Skiing Company has tried wherever possible to identify such statements by using words such as "anticipate," "assume," "believe," "expect," "intend," "plan," and words and terms similar in substance in connection with any discussion of operating or financial performance. Such forward-looking statements involve a number of risks and uncertainties. In addition to factors discussed above, other factors that could cause actual results, performances or achievements to differ materially from those projected include, but are not limited to, the following: changes in regional and national business and economic conditions affecting both our resort operating and real estate segments; competition and pricing pressures; negative impact on demand for our products resulting from terrorism and availability of air travel (including the effect of airline bankruptcies); the payment defaults under our real estate credit facilities and their respective effects on the results and operations of our real estate segment; any requirement to redeem our Series A Preferred Stock; failure to maintain improvements to resort operating performance at the covenant levels required by our resort senior credit facility; the possibility of domestic terrorist activities and their respective effects on the ski, golf, resort, leisure and travel industries; failure of on-mountain improvements and other capital expenditures to generate incremental revenue; adverse weather conditions regionally and nationally; seasonal business activity; changes to federal, state and local regulations affecting both our resort operating and real estate segments; failure to renew land leases and forest service permits; disruptions in water supply that would impact snowmaking operations; the loss of any of our executive officers or key operating personnel; and other factors listed from time to time in our documents we have filed with the Securities and Exchange Commission. The Company cautions the reader that this list is not exhaustive. The Company operates in a changing business environment and new risks arise from time to time. The forward-looking statements included in this press release are made only as of the date of this press release and under Section 27A of the Securities Act and Section 21E of the Exchange Act, American Skiing Company does not have or undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.


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


                    American Skiing Company and Subsidiaries
        Unaudited Condensed Consolidated Financial Statement Information
               (in thousands of dollars except per share amounts)


                                                                            Quarter Ended

Net revenues:                                                    October 26, 2003    October 27, 2002
                                                                ------------------  -----------------
    Resort                                                               $16,128              $16,911
    Real estate                                                            2,345                3,714
                                                                -----------------   ------------------
        Total net revenues                                                18,473               20,625
                                                                -----------------   ------------------

Operating expenses:
    Resort                                                                22,525               22,500
    Real estate                                                            1,658                3,576
    Marketing, general and administrative                                 10,280               10,033
    Restructuring charges  (1)                                               137                    -
    Depreciation and amortization                                          2,303                2,416
                                                                -----------------   ------------------
        Total operating expenses                                          36,903               38,525
                                                                -----------------   ------------------

Loss from operations                                                     (18,430)             (17,900)

Interest expense, net (1)                                                 22,828               12,274
                                                                -----------------   ------------------
Loss from continuing operations                                          (41,258)             (30,174)


Accretion of discount and dividends on
    mandatorily redeemable preferred stock (1)                                 -               (8,931)
                                                                -----------------   ------------------

Net loss available to common shareholders                               $(41,258)            $(39,105)
                                                                =================   ==================

Basic and diluted loss per common share:
Net loss available to common shareholders                                 $(1.30)              $(1.23)
                                                                =================   ==================
Weighted average common shares outstanding                                31,738               31,724
                                                                =================   ==================



(1)   For more information, please refer to the Company's Form 10-Q, dated
      December 10, 2003, on file with the Securities and Exchange Commission.

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

                 American Skiing Company and Subsidiaries
           Unaudited Reconciliation of GAAP to Non-GAAP Metrics
                        (in thousands of dollars)

                                                                                  Quarter Ended

                                                                          October 26, 2003 October 27, 2002
                                                                          ---------------  ---------------
Net loss available to common shareholders                                      $ (41,258)       $ (39,105)
Restructuring charges (1)                                                            137                -
                                                                          ---------------  ---------------
Net loss available to common shareholders excluding restructuring charges      $ (41,121)       $ (39,105)
                                                                          ===============  ===============


                                                                                  Quarter Ended

                                                                          October 26, 2003 October 27, 2002
                                                                          ---------------   ---------------
Consolidated loss from continuing operations                                   $  (41,258)      $  (30,174)
Restructuring charges (1)                                                             137                -
                                                                          ---------------   ---------------
Consolidated loss from continuing operations excluding restructuring
 charges                                                                          (41,121)         (30,174)
Accretion of discount and dividends on preferred stock (1)                         10,248                -
Loss from continuing resort operations excluding restructuring
 charges and accretion of discount and dividend on preferred stock             $  (30,873)      $  (30,174)
                                                                          ===============   ===============

Loss from continuing resort operations                                         $  (35,872)      $  (24,858)
Restructuring charges (1)                                                             137                -
                                                                          ---------------   ---------------
Loss from continuing resort operations excluding restructuring charges            (35,735)         (24,858)
Accretion of discount and dividends on preferred stock (1)                         10,248                -
Loss from continuing resort operations excluding restructuring charges
  and accretion of discount and dividend on preferred stock                    $  (25,487)      $  (24,858)
                                                                          ===============   ===============

Loss from continuing real estate operations                                    $   (5,386)      $   (5,316)
                                                                          ===============   ===============

(1)   For more information, please refer to the Company's Form 10-Q, dated
      December 10, 2003, on file with the Securities and Exchange Commission.


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


                    American Skiing Company and Subsidiaries
                 Unaudited Balance Sheet Data - October 26, 2003
                            (in thousands of dollars)

Real estate developed for sale         $  47,509
                               ------------------
Total assets                           $ 479,581
                               ==================

Total resort debt (1)                  $ 548,257

Total real estate debt                   107,009
                               ------------------

    Total debt (1)                       655,266

Less: cash and cash equivalents            6,104
                               ------------------

    Net debt (2)                       $ 649,162
                               ==================



(1)  Includes  preferred  stock as a result of the  adoption of SFAS No. 150

(2)  Includes  preferred  stock as a result  of the  adoption  of SFAS No.  150.
     Excluding preferred stock, net debt would be $340,215.


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